UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

MONARCHY VENTURES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-1514324	46-0520633
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

3651 Lindell Road, Suite D612

Las Vegas, NV 89103

 (Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 -- Entry into a Material Definitive Agreement

On December 21, 2015, the Company entered into an agreement with Andrey Smirnov, a resident of Ukraine, for the acquisition of the exclusive worldwide marketing rights to his health and fitness app called 60K which is currently under development for iPhone, Android, tablets and desktop computers.

Under the terms of the agreement, the Company will provide USD 100,000 in financing to complete the development of the app as well as for marketing the release of a prototype, expected to be available for beta testing by January 31st.   In addition, once 60K is available for general release, the Company will fund all the sales & marketing efforts and, in return, take a 30% share of all the profits generated from monthly subscribers of the app.

For further detail of the terms and conditions, please refer to the Marketing Agreement filed in its entirety herewith as Exhibit 10.1.

Item 2.03 -- Creation of Direct Financial Obligation

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

The financing described in Item 1.01 above is a debt obligation arising other than in the ordinary course of business and constitutes a direct financial obligation of the Company.

Item 5.02 -- Election of Directors

On December 21, 2015, Andrey Smirnov was appointed to the Board of Directors of the Company. This appointment was a condition of the Marketing Agreement described under Item 1.01 above.  The appointment was ratified by written consent of a majority of the shareholders of the Company.

Andrey Smirnov, age 42 is a resident of Dnepropetrovsk, Ukraine.  He is a graduate of the Academy of Management in Donetsk, Ukraine and holds a diploma in Business Management from Langara College in Vancouver, Canada as well as a diploma in Financial Management from the University of British Columbia in Vancouver, Canada.

In 2002, Mr. Smirnov was a sales agent for Best Camera Source Inc. out of Blaine, Washington before becoming their national and international Sales Manager in 2005.  In 2011, he returned to his native country of Ukraine to launch Aligo Import Ltd., an import and distribution business to the food service industry.  During this time, he also launched the “Yo-Yo Donuts” chain of fast food restaurants with locations in Odessa, Ternopol, Dnepropetrovsk and Crimea.  In 2015, he began working with a team of developers to create the 60K health and fitness app.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Description

 10.1

Marketing Agreement between Monarchy Ventures Inc. and Andrey Smirnov dated December 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 7, 2016

Monarchy Ventures, Inc.

By:	/s/ Timothy J. Ferguson
Timothy J. Ferguson President